Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
CUSIP 249509 10 0
THIS CERTIFIES THAT
[SPECIMEN]

is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 EACH OF

Department 56, Inc.

Transferable on the share register of the Corporation by the holder hereof, in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

        This Certificate is not valid unless countersigned and registered by the transfer agent and registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
COUNTERSIGNED AND REGISTERED: WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR	CHAIRPERSON AND CEO	EXECUTIVE VICE PRESIDENT AND CFO

BY
AUTHORIZED SIGNATURE

DEPARTMENT 56, INC.
The corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-	_______________Custodian_______________
(Cust) (Minor)
TEN ENT	-	as tenants by entireties		under Uniform Transfer to Minors

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		Act ________________________________
(State)
Additional abbreviations may also be used though not in the above list.

For value received __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder to certain rights as set forth in a Rights Agreement between Department 56, Inc. and ChaseMellon Shareholder Services, L.L.C. dated as of April 23, 1997 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Department 56, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Department 56, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor from such holder. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void. Wells Fargo Bank, N.A. is successor to ChaseMellon Shareholder Services, L.L.C. as rights agent.